Exhibit 10.12

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of [         ], 2004 (the “Agreement”), between LHP Holding Corp., a Delaware corporation (the “Company”), and the purchaser whose name appears on the signature page hereof (the “Purchaser”).  Capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed to such terms in the LHP Holding Corp. 2004 Restricted Stock Plan.

W I T N E S S E T H:

WHEREAS, the Board has adopted the Plan to provide officers and key employees of the Company and the Subsidiaries with opportunities to purchase shares of Common Stock;

WHEREAS, the terms of the offering (the “Offering”) of the shares of Common Stock to the Purchaser and the other purchasers are set forth in a Confidential Offering Memorandum, dated [         ], 2004 (as supplemented from time to time, the “Offering Memorandum”), a copy of which has been furnished to the Purchaser;

WHEREAS, the Purchaser desires to subscribe for and purchase from the Company pursuant to the Plan the aggregate number of shares of Common Stock set forth on the signature page hereof (each a “Share” and, collectively, the “Shares”) on the terms and conditions set forth herein and in the Plan; and

WHEREAS, the Company desires to sell the Shares to the Purchaser on the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.             Purchase and Sale of Common Stock.

(a)           Purchase of Common Stock.  Subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares at a purchase price of $2.37 per Share (the “Purchase Price”), at the Closing provided for in Section 2(a) hereof.  The Shares purchased hereunder are being issued pursuant to and in accordance with the Plan and, as such, are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement.  In the event of any conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.  Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to sell any Common Stock to (i) any person who is not an employee of the

Company or any Subsidiary at the time such Common Stock is to be sold, or (ii) any person who is a resident of a jurisdiction in which the sale of Common Stock to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(b)           Consideration.  Subject to the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing (as defined below) immediately available funds in an amount equal to the aggregate Purchase Price for the Shares set forth on the signature page hereof.

2.             Closing.

(a)           Time and Place.  Except as otherwise agreed by the Company and the Purchaser in writing, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York at 10:00 a.m. (New York time) on or about [       ], 2004.

(b)           Delivery by the Company.  At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in the Purchaser’s name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b).

(c)           Delivery by the Purchaser.  At the Closing, the Purchaser shall deliver to the Company (i) the consideration referred to in Section 1(b), and (ii) a joinder to the Stockholders Agreement, executed by the Purchaser.

3.             Purchaser’s Representations, Warranties and Covenants.

(a)           Investment Intention.  The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and in compliance with applicable state and foreign securities or “blue sky” laws.  The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Section 4, and the applicable provisions of the Agreement (including, but not limited to, the Plan as incorporated by reference herein) and the Stockholders Agreement shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act, or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition, and (iii) unless such disposition is pursuant to registration under any applicable state and foreign securities laws or an exemption therefrom.

(b)           Legends.  The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBSCRIPTION AGREEMENT, DATED AS OF [          ], 2004, AS AMENDED FROM TIME TO TIME, AND A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 27, 2004, BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND SUCH STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

(c)           Securities Law Matters.  The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such rule, (vi) the Company does not plan to file reports with the Commission or make information concerning the Company publicly available unless required to do so by law or by the terms of its Financing Agreements (as defined below), (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement (including, but not limited to, the Plan as incorporated by reference herein) and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d)           Compliance with Rule 144.  If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e)           Ability to Bear Risk; Access to Information.  The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that he can afford to bear the economic risk of the Shares for an indefinite period, (ii) the Purchaser can afford to suffer the complete loss of the Purchaser’s investment in the Shares, and (iii) the Purchaser has received and carefully reviewed the Offering Memorandum, each of the attachments to the Offering Memorandum (including, but not limited to, the Plan and the Stockholders Agreement), each document incorporated by reference into the Offering Memorandum, and the other materials furnished to the Purchaser in connection with the transactions contemplated hereby.

(f)            Investor Status.  The Purchaser represents and warrants that, as of the date hereof, the Purchaser (i) (A) has a pre-existing personal or business relationship with the Company or any of its managers, officers, controlling persons or managers, or (B) by reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not compensated, directly or indirectly, by the Company or any Affiliate thereof, the Purchaser could be reasonably assumed to have the capacity to evaluate the risks of an investment in the Shares and to protect the Purchaser’s interests in connection with the purchase of the Shares hereunder, and (ii) is an officer or employee of the Company or any Subsidiary.  The term “preexisting personal or business relationship” includes, but is not limited to, any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists

(g)           Restrictions on Sale upon Public Offering.  The Purchaser agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale (including a sale under Rule 144) or distribution of any shares of Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

(h)           Section 83(b) Election.  The Purchaser agrees that, within 20 days after the Closing, the Purchaser shall give notice to the Company as to whether or not the Purchaser has made or will make an election pursuant to Section 83(b) of the Code, with respect to the Shares purchased at such Closing, and acknowledges that the Purchaser will be solely responsible for any and all tax liabilities payable by the Purchaser in connection with the Purchaser’s purchase and receipt of the Shares or attributable to the Purchaser’s making or failing to make such an election.

4.             Call Rights Upon and After Termination of Employment.

(a)           First Call Right.  If the Purchaser’s employment with the Company and any Subsidiary that employs the Purchaser is terminated for any reason whatsoever, the Company shall have the right (the “First Call Right”) to repurchase up to that number of shares equal to the number of Shares multiplied by a fraction, the numerator of which shall equal four minus the number of full years from [          ] to the employment termination date (but not less than zero), and the denominator of which shall equal four, and shall have 90 days during which to give notice in writing to the Purchaser (or the Purchaser’s estate) of its election to exercise or not to exercise such right, in whole or in part.  Subject to Section 6(c), the aggregate purchase price for the Shares purchased pursuant to this Section 4(a) shall equal the lower their aggregate Purchase Price and their aggregate Fair Market Value as the date of such termination date.  If the Company fails to give notice that it intends to exercise such right within the period specified or the Company gives notice that it does not intend to exercise such right or that it intends to exercise such right with respect to only a portion of the Shares subject to the First Call Right, the Purchaser (or the Purchaser’s estate) shall be entitled to retain the Shares which could have been acquired on exercise thereof, subject to all of the provisions of the Agreement (including, but not limited to, the Plan as incorporated by reference herein, the Second Call Right, and the Post-Employment Call Right, the Stockholders Agreement and any other agreement to which such Common Stock is subject.  All purchases pursuant to the First Call Right by the Company shall be in the manner prescribed by Section 4(d) hereof.

(b)           Second Call Right.  If the Purchaser’s employment with the Company and any Subsidiary that employs the Purchaser is terminated (i) for Cause at any time, or (ii) for any other reason during the six year period beginning from [          ], the Company shall have the right (the “Second Call Right”) to repurchase up to that number of Shares which are no longer subject to the First Call Right, and shall have 90 days during which to give notice in writing to the Purchaser (or the Purchaser’s estate) of its election to exercise or not to exercise such right, in whole or in part.  Subject to Section 6(c), the aggregate purchase price of the Shares purchased pursuant to the Second Call Right shall equal (A) if the Purchaser’s employment is terminated due to his death, Disability or Retirement, by the Company without Cause or by the Purchaser for Good Reason, their aggregate Fair Market Value as of the termination date, and (B) if the Purchaser’s employment is terminated by the Company for Cause or by the Purchaser without Good Reason, the lower of their aggregate Purchase Price and their aggregate Fair Market Value as of the termination date.  If the Company fails to give notice that it intends to exercise such right within the period specified or the Company gives notice that it does not intend to exercise such right or that it intends to exercise such right with respect to only a portion of the Shares subject to the Second Call Right, the Purchaser (or the Purchaser’s estate) shall be entitled to (I) if the Purchaser’s employment is terminated for death or Disability, then on notice from the Purchaser (or the Purchaser’s estate) in writing and delivered to the Company within 90 days following the earlier of the last day of the Company’s 90-day notice period and the date the Company delivers written notice to the Purchaser indicating whether the Company will exercise its rights under the Second Call Right, the Company shall purchase all (and not less than all) of the Shares then held by the Purchaser (or the Purchaser’s estate), or (II) retain the Shares which could have been acquired on exercise thereof, subject to all of the provisions of the Agreement (including, but not limited to, the Plan as incorporated by reference herein and the Post-Employment Call Right, the Stockholders Agreement and any other agreement to which such Common Stock is subject).  All purchases pursuant to the Second Call Right by the Company shall be in the manner prescribed by Section 4(d) hereof.

(c)           Post-Employment Call Right.  If, following any termination of employment, the Purchaser commits any breach of any post-termination non-competition, non-solicitation, confidentially, or other similar agreement or covenant with the Company (as determined by the Board in its sole discretion), then the Company shall have the right to repurchase all or any portion of the Shares then held by the Participant, and shall have

90 days from the date the Company becomes aware of such breach during which to give notice in writing to the Purchaser (or the Purchaser’s estate) of its election to exercise or not to exercise such right, in whole or in part.  Subject to Section 6(c), the aggregate purchase price for the Shares purchased pursuant to the Post-Employment Call Right shall equal the lower of their aggregate Purchase Price and their aggregate Fair Market Value as of the first date of such breach.  If the Company fails to give notice that it intends to exercise such right within the period specified or the Company gives notice that it does not intend to exercise such option or that it intends to exercise such option with respect to only a portion of the Shares subject to, the Purchaser (or the Purchaser’s estate) shall be entitled to retain the Shares which could have been acquired on exercise thereof, subject to all of the provisions of the Agreement (including, but not limited to, the Plan as incorporated by reference herein), the Stockholders Agreement and any other agreement to which such Common Stock is subject.  All purchases pursuant to the Post-Employment Call Right by the Company shall be in the manner prescribed by Section 4(d) hereof.

(d)           Closing of Purchase; Payment of Purchase Price.  Subject to Section 6, the closing of a purchase pursuant to this Section 4 shall take place at the principal office of the Company on the tenth business day following whichever of the following is applicable:  (i) the receipt by the Purchaser (or the Purchaser’s estate) of the notice of the Company of its exercise of its right to purchase any of the Shares pursuant to Section 4(a), (b) or (c), as the case may be.  At the closing, (i) the Company, shall pay to the Purchaser (or the Purchaser’s estate) an amount equal to the purchase price as determined in accordance with Section 4(a), (b) or (c), as the case may be, and (ii) the Purchaser (or the Purchaser’s estate) shall deliver to the Company such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser (or the Purchaser’s estate), as the Company may reasonably require.

(e)           Board Discretion.  Notwithstanding anything to the contrary contained in this Section 4, the Board may, at or after the Closing, waive the Call Rights in respect of Shares upon termination of employment.

(f)            Certain Adjustments.  Notwithstanding anything to the contrary contained in this Section 4, in the event of an Adjustment Event, the purchase price payable pursuant to this Section 4 (including any minimum or maximum purchase price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted as provided in the Plan to reflect such event.

5.             Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement (including, but not limited to, the Plan as incorporated by reference herein), the Stockholders Agreement, or otherwise in connection with the transactions contemplated hereby.

6.             Certain Restrictions on Repurchases.

(a)           Financing Agreements, etc.  Notwithstanding any other provision of this Agreement (including, but not limited to, the Plan as incorporated by reference herein), the Company shall not be permitted to repurchase any Shares from the Purchaser to the extent that (i) such repurchase (or the payment of a dividend by any Subsidiary to fund such repurchase) would result in any default or an event of default, or would be prohibited under, any financing or security agreement or document entered into by the Company or any Subsidiary prior to the date hereof, any refunding thereof, or in connection with the operations of the Company or any Subsidiary from time to time, in each case, as the same may be amended, modified or supplemented from time to time (the “Financing Agreements”), (ii) such repurchase would result in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any Subsidiary or any of its or their property, (iii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company, or (iv) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

(b)           Delay of Repurchase.  In the event that a repurchase by the Company otherwise permitted under Section 4 is prevented solely by the terms of Section 6(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 4 or in this Section 6) at the first opportunity when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock according to priority in time of the effective date of the termination of employment giving rise to such repurchase; provided, that any such repurchase obligations as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) of this Section 6(b); and provided, further, that any repurchase commitment arising from death, Disability, or Retirement or the comparable provisions of any other applicable subscription agreements shall have priority over any other repurchase obligation.

(c)           Purchase Price Adjustment.  In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 6, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 6(b) shall equal the sum of (i) the purchase price determined in accordance with Section 4 at the time that the repurchase of such Shares would have occurred but for the operation of this Section 6, plus (ii) an amount equal to interest on such purchase price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 6 to the date on which such repurchase actually takes place (the “Delay Period”) at a rate equal to the average annual cost to the Company of its and its Subsidiaries bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by any nationally recognized bank designated by the Company.

7.             Miscellaneous.

(a)           Binding Effect; Benefits; Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other party.

(b)           Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company.  The parties hereto acknowledge that the Company’s consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

(c)           Delegation by the Board.  All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

(d)           Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  The parties hereto agree to accept a signed facsimile copy of this Agreement as a fully binding original.

— Signature page follows —

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

LHP HOLDING CORP.

By:
Name:
Title:

PURCHASER

«Name»

By:
as Attorney-in-Fact
Name:

Number of Shares
of Common Stock to be
Purchased:	«Shares»

Aggregate Purchase
Price for Shares:	$«Share_Amount»